EXHIBIT 11
                                  ==========

                  PEOPLES BANCORP INC. AND SUBSIDIARIES
                  -------------------------------------
                    COMPUTATION OF EARNINGS PER SHARE
                    ---------------------------------

                                  For the Three             For the Nine
                                  Months Ended              Months Ended
                                  September 30,             September 30,
                                1997         1996         1997         1996
                             ----------   ----------   ----------   ----------
PRIMARY EARNINGS PER SHARE
--------------------------
EARNINGS:
Net income                   $2,158,000   $1,830,000   $6,285,000   $5,682,000

COMMON SHARES OUTSTANDING:
Weighted average common
  shares outstanding*         3,453,943    3,391,571    3,449,956    3,435,772
Add:  net effect of the
      assumed exercise of
      outstanding stock
      options - based on the
      treasury stock method     120,323       39,269      100,344       33,769
                             ----------   ----------   ----------   ----------
  Total primary weighted
   average shares outstanding 3,574,266    3,430,840    3,550,300    3,469,541
                             ----------   ----------   ----------   ----------

  PRIMARY EARNINGS PER SHARE      $0.60        $0.53        $1.77        $1.64
                             ----------   ----------   ----------   ----------


FULLY DILUTED EARNINGS PER SHARE
--------------------------------
EARNINGS:
Net income                   $2,158,000   $1,830,000   $6,285,000   $5,682,000

COMMON SHARES OUTSTANDING:
Weighted average common
  shares outstanding*         3,453,943    3,391,571    3,449,956    3,435,772
Add:  net effect of the
      assumed exercise of
      outstanding stock
      options - based on the
      treasury stock method     128,972       51,576      126,784       51,503
                             ----------   ----------   ----------   ----------
  Total fully diluted
   weighted average shares
   outstanding                3,582,915    3,443,147    3,576,740    3,487,275
                             ----------   ----------   ----------   ----------
  FULLY DILUTED EARNINGS
    PER SHARE                     $0.60        $0.53        $1.76        $1.63
                             ----------   ----------   ----------   ----------


* Adjusted for 10% stock dividend issued to stockholders of record at July 15, 1996.